EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-209544) and Form S-8 (Nos. 003-46097, 033-56115, 333-67391, 333-123368, 333-172650, 333-181927 (as amended by Post-Effective Amendment No. 1) and 333-184786) of Cummins Inc. of our report dated February 13, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Indianapolis, Indiana

February 13, 2017